Exhibit 10.2

Execution Version

ORIGINATOR PERFORMANCE GUARANTY

This ORIGINATOR PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of August 30, 2023, is made by each of the Originators (as defined below) in favor of BARCLAYS BANK PLC, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of itself and the other Secured Parties under the ABL Credit Agreement defined below. Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the ABL Credit Agreement referred to below or, if not defined therein, the respective meanings assigned thereto in the Purchase and Sale Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)            ST US AR Finance LLC, a Delaware limited liability company (the “SPV”), as buyer, MEH, Inc., (“MEH”), as initial servicer (in such capacity, together with its successor and assigns in such capacity, the “Servicer”), and INO Therapeutics LLC, Mallinckrodt APAP LLC, Mallinckrodt ARD LLC, SpecGx LLC and Therakos, Inc., as originators (together, the “Initial Originators”), have entered into that certain Purchase and Sale Agreement, dated as of June 16, 2022 (as amended by Amendment No. 1, dated as of the date hereof, and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”). Each entity from time to time party to the Purchase and Sale Agreement as an originator thereunder, including the Initial Originators, is herein referred to as an “Originator” and, collectively, as the “Originators.” Pursuant to the Purchase and Sale Agreement, the Originators will from time to time sell or contribute Receivables and Related Rights to the SPV.

(2)            [Reserved].

(3)            The SPV, as Borrower, the Persons from time to time party thereto as Lenders and the Administrative Agent have entered into that certain ABL Credit Agreement, dated as of June 16, 2022 (as amended by Amendment No. 1, dated as of August 23, 2023, and as further amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), pursuant to which (i) the Lenders may from time to time make Revolving Credit Loans to the SPV and (ii) the SPV has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Collateral.

(4)            For the purposes of this Performance Guaranty, “Covered Originator” means with respect to each Originator, each other Originator party to the Purchase and Sale Agreement as of the date hereof and each other Person that is an Affiliate of an Originator on the date hereof that becomes a party to either the Purchase and Sale Agreement as an “Originator” thereunder after the date hereof.

(5)            Each Originator has determined that its execution and delivery of this Performance Guaranty is in its best interests because, among other things, each Originator (individually) and each Originator and its Affiliates (collectively) will derive substantial direct and indirect benefit from the other transactions contemplated under the Purchase and Sale Agreement and the ABL Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Originator hereby agrees as follows:

SECTION 1.      Unconditional Undertaking; Enforcement. Each Originator, jointly and severally, hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the SPV’s rights, interests and claims under the Purchase and Sale Agreement), the Lenders and each of the other Secured Parties the due and punctual performance and observance by each Originator of the terms, covenants, indemnities, conditions, agreements, undertakings, liabilities and obligations on the part of such Covered Originator to be performed or observed by it under the Purchase and Sale Agreement, the ABL Credit Agreement and each of the other Loan Documents to which such Covered Originator is a party, including, without limitation, any agreement or obligation of such Covered Originator to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Loan Document, in each case on the terms and subject to the conditions and limitations set forth in the applicable Loan Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Originators to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Originator, agrees that if any Covered Originator shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Loan Document, then such Originator will itself duly and punctually perform or observe any of such Guaranteed Obligations or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of each Originator hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Lender, the SPV or any other Person shall have first made any request of or demand upon or given any notice to each Originator, any Covered Originator or any of their respective successors and assigns or have initiated any action or proceeding against each Originator, any Covered Originator or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Lenders and the other Secured Parties) may proceed to enforce the obligations of each Originator under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Lender may have against any Covered Originator, the SPV, any other Person, the Pool Receivables or any other property. Each Originator agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to such Originator for any non-payment or delay in payment of any Pool Receivables solely by reason of the bankruptcy, insolvency or lack of creditworthiness or other financial inability to pay of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to each Originator for uncollectible Pool Receivables.

SECTION 2.      Validity of Obligations.

(a)            Each Originator jointly and severally agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the SPV) to collect on any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Originators or the SPV or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the SPV) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Loan Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the SPV) with respect thereto, (vi) the failure by any Secured Party (or by the SPV) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by each Originator, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Originator or each Originator, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any other assets of any Covered Originator or of the SPV, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Loan Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Loan Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Originator, the SPV or each Originator or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Originator, the SPV or any of their assets or obligations. Each Originator waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. Each Originator’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay to a Covered Originator under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and each Originator shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Originator had such right and remedies been permitted to be exercised.

(b)            Should any money due or owing under this Performance Guaranty not be recoverable from each Originator due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from each Originator as though each Originator were the principal debtor in respect thereof and shall be paid by each Originator forthwith. Each Originator further agrees that, to the extent that any Covered Originator, the SPV or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Originator, the SPV or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Originator, the SPV, Person or any other party, including, without limitation, each Originator, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 3.      Reinstatement, etc. Each Originator agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Originator), as though such payment had not been made.

SECTION 4.      Waiver. Each Originator hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Originator, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Loan Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the SPV) exhaust any right or take any action against any Covered Originator, the SPV, any other Person or any property. Each Originator represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Originators and the SPV, on a continuing basis, all information concerning the financial condition of the Covered Originators and the SPV, and that it is not relying on any Secured Party to provide such information either now or in the future.

SECTION 5.      Subrogation. Each Originator hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the SPV) against the Covered Originators and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Originators which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of the Guaranteed Obligations.

SECTION 6.      Additional Provisions.

(a)            The agreements of each Originator under this Performance Guaranty and the rights of the Administrative Agent and Secured Parties, in each case, shall be subject to the applicable provisions of (i) the Interim Order (upon entry of the Interim Order and at any time prior to the entry of the Final Order), and (ii) the Final Order (thereafter).

(b)            Each Originator hereby covenants, represents and warrants that, upon entry of (i) the Interim Order and at any time prior to the entry of the Final Order and (ii) the Final Order thereafter, the Guaranteed Obligations shall at all times constitute an allowed superpriority claim against such Originator pursuant to section 364(c)(1) of the Bankruptcy Code with priority above all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than to the extent provided for in the Interim Order with respect to the New Money DIP Superpriority Claims (as defined in the Interim Order) and the “Carve Out” (as defined in the Interim Order).

SECTION 7.      Representations and Warranties. Each of the representations and warranties made by each Originator pursuant to Article V of the Purchase and Sale Agreement is incorporated by reference herein and made a part hereof, and each Originator hereby represents and warrants to the Administrative Agent and each of the other Secured Parties as of the date hereof that each such representation is true and correct.

SECTION 8.      Certain Covenants. Each of the Originator’s covenants set forth in Article VI of the Purchase and Sale Agreement is incorporated by reference herein and made a part hereof, and each Originator hereby agrees to perform such covenants in accordance with the terms of the Purchase and Sale Agreement.

SECTION 9.      Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and each Originator, and no consent to any departure by each Originator herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.      Addresses for Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and unless otherwise stated shall be made by email or letter to each party hereto, at its address set forth under its name on Schedule A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices, requests and demands shall be deemed to have been duly given or made (a) when dispatched by email during the recipient’s normal business hours when the confirmation showing the completed transmission has been received, or (b) if mailed via a reputable international courier, when it has been left at the relevant address or five (5) Business Days after being delivered to such reputable international courier, in an envelope addressed to the applicable person at that address and to the attention of the person(s) set forth above. Each party to this Performance Guaranty shall promptly inform the other parties hereto of any changes in their respective addresses and email address specified herein.

SECTION 11.      No Waiver; Remedies. No failure on the part of the SPV or any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 12.      Continuing Agreement; Third-Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon each Originator, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders, the other Secured Parties and their respective successors and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Lender permitted pursuant to the ABL Credit Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Each of the parties hereto hereby agrees that each of the Lenders and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. Each Originator agrees that it shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent and the Required Lenders. Any payments hereunder shall be made in full in U.S. Dollars without any set-off, deduction or counterclaim and each Originator’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder. Each Originator agrees that, to the extent its obligations under this Performance Guaranty have not been satisfied in full in cash, (i) its obligations under this Performance Guaranty shall not be discharged by the entry of an order confirming a plan of reorganization in the New Chapter 11 Cases (and each Originator, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the superpriority claims granted to the Administrative Agent and Lenders shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any of the New Chapter 11 Cases.

SECTION 13.      Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.      Costs and Expenses. Each Originator hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable attorneys’ fees for the Administrative Agent, the Lenders and the other Secured Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent, the Lenders and the other Secured Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty. In addition, each Originator agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees), of the Administrative Agent, the Lenders and the other Secured Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 15.      Indemnities by Each Originator. Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law, each Originator agrees to indemnify and hold harmless each Secured Party and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “Guarantor Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by each Originator of any of its obligations or duties under this Performance Guaranty or any other Loan Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by each Originator hereunder, under any other Loan Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Loan Document to which it is a party in any capacity; (iii) the failure of any information provided to any such Guarantor Indemnified Party by, or on behalf of, each Originator, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such Guarantor Indemnified Party by, or on behalf of, each Originator, in any capacity, not materially misleading; (v) any negligence or misconduct on any Originator’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Performance Guaranty or any other Loan Document; (vi) the failure by any Originator to comply with any Applicable Law, rule or regulation with respect to this Performance Guaranty, the transactions contemplated hereby, any other Loan Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Performance Guaranty to constitute a legal, valid and binding obligation of each Originator, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 15, Indemnified Amounts shall be excluded solely to the extent determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such Guarantor Indemnified Party.

SECTION 16.      GOVERNING LAW.      THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 17.      Consent to Jurisdiction.

(a)            EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, OR TO THE EXTENT THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED BY THE BANKRUPTCY COURT OR TO THE EXTENT THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)            EACH ORIGINATOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE A HERETO. NOTHING IN THIS SECTION 17 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 18.      Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER LOAN DOCUMENT.

SECTION 19.      Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties may from time to time following the demand therefore by such Person, set-off and apply any liabilities any such Person may have to each Originator (including liabilities in respect of any monies deposited with it by each Originator) against any and all of the obligations of each Originator to such Person now or hereafter existing under this Performance Guaranty.

SECTION 20.      Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by Applicable Law.

SECTION 21.      Counterparts. This Performance Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Originator has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INO THERAPEUTICS LLC, as Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

MALLINCKRODT ARD LLC, as Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

MALLINCKRODT APAP LLC, as Originator

By:	/s/ Stephen A. Welch
	Name:	Stephen A. Welch
	Title:	President

SPECGX LLC, as Originator

By:	/s/ Stephen A. Welch
	Name:	Stephen A. Welch
	Title:	President

THERAKOS, INC., as Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

Originator Performance Guaranty

Accepted as of the date hereof:

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Gideon Lapson
	Name:	Gideon Lapson
	Title:	Managing Director

Originator Performance Guaranty

S-2

SCHEDULE A

ADDRESSES FOR NOTICE

If to an Originator:

INO Therapeutics LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn:                Raul Castillo

Telephone:

Mallinckrodt APAP LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn:                Raul Castillo

Telephone:

Mallinckrodt ARD LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn:                Raul Castillo

Telephone:

SpecGx LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn:                Raul Castillo

Telephone:

Therakos, Inc.

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn:                Raul Castillo

Telephone:

If to Administrative Agent:

Barclays Bank PLC
Bank Debt Management
400 Jefferson Park
Whippany, NJ 07981
Attn:                William Coshburn
Telephone:
Email:

Originator Perfomrance Guaranty

Schedule A